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                                                                     EXHIBIT 3.2




                                     BYLAWS
                                       OF
                                 SKB REIT, INC.

                                   ARTICLE I
                            MEETINGS OF STOCKHOLDERS

      Section 1.1 Place of Meetings. Meetings of the stockholders of the Company (the "stockholders") for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Maryland, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 1.2 Annual Meeting. An annual meeting of the stockholders for the election of directors and the transaction of any other business as may properly come before the meeting shall be held on such date and time as shall be designated from time to time by the Board of Directors, subject to the Articles of Incorporation of the Company as the same may be amended from time to time (the "Articles of Incorporation").

      Section 1.3 Special Meetings. Unless otherwise prescribed by law or by the Articles of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called by the President and shall be called by the President at the request in writing of (i) the Chairman of the Board or the Chief Executive Officer of the Company, (ii) a majority of the Board of Directors or a majority of the Independent Directors (as defined in the Articles of Incorporation) or
(iii) stockholders owning not less than 10% of the capital stock of the Company issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at it.

      Section 1.4 Notice of Meetings. Written or printed notice of meetings stating (i) the place, date and hour of the meeting and (ii) and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by the Secretary to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of such meeting.

      Section 1.5 Waiver of Notice. Anything in these Bylaws to the contrary notwithstanding, with respect to any meeting of the Stockholders, any Stockholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless such Stockbroker attends for the express purpose of objecting, at the beginning of the meeting, and does so object to the transaction of any business because the meeting is not lawfully called or convened.

      Section 1.6 Quorum. Except as otherwise provided by law or by the Articles of Incorporation, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum at all meetings of stockholders for the transaction of business. If, however, such quorum shall not be present or

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represented at any meeting of stockholders, the stockholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      Section 1.7 Voting. Unless otherwise required by law, the Articles of Incorporation or these Bylaws, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to take, authorize or approve any matter which properly comes before the meeting. Unless otherwise provided in the Articles of Incorporation, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Votes may be cast in person or by proxy but no proxy shall be voted on or after eleven months from its date, unless such proxy provides for a longer period. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of votes shall be decided by the chairman of the meeting.

      Section 1.8 List of Stockholders Entitled to Vote. The officer of the Company who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder or such stockholder's designated agent, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Company who is present at such time.

      Section 1.9 Stock Ledger. The stock ledger of the Company shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger or the books of the Company and (ii) to vote in person or by proxy at any meeting of stockholders.

      Section 1.10 Inspectors. An appropriate number of inspectors for any meeting of stockholders may be appointed by the Board of Directors or the chairman of such meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Upon the request of the chairman of the meeting, the inspector(s) shall prepare a report, in writing and signed by the inspector or by a majority of the inspectors if there is more than one inspector acting at such meeting. The report of the inspector or inspectors

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on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

      Section 1.11 Organization and Conduct. Every meeting of stockholders shall be conducted by the Chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen at the meeting. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such actions as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation: (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance at the meeting to stockholders of record of the Company, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iii) limiting the time allotted to questions or comments by participants; (iv) maintaining order and security at the meeting; (v) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (vi) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

      Section 1.12 Nominations and Stockholder Business.

      (a) For nominations or other business to be properly brought at an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which disclosure of the date of mailing of the notice for such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

      (b) Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director;
(a) the name, age, business address, and residence address of such person; (b) the class and number of shares of stock of the Company that are beneficially owned by such person; and (c) all other information

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relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting; (a) a brief description of the business desired to be brought before the meeting; (b) the reasons for conducting such business at the meeting; and (c) any material interest in such business that such stockholder and beneficial owner, if any, on whose behalf the proposal is made, may have; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made; (a) the name and address of such stockholder and beneficial owner, if any, as such appears on the Company's books; and (b) the number of shares of each class of stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner. All nominations must comply with the Articles of Incorporation.

      Section 1.13 Action by Written Consent. To the extent permitted by law or unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if the number of stockholders required to take such action (whether unanimous or otherwise) consent thereto in writing, and such consent is filed with the minutes of proceedings of the stockholders.

      Section 1.14 Control Share Acquisition Act. Notwithstanding any other provision of the Articles of Incorporation or these bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (the "MGCL") (or any successor statute) shall not apply to any acquisition by any person of shares of capital stock of the Company. This Section may be repealed, in whole or in part, at any time with the approval of 67% of all the issued and outstanding votes.

                                   ARTICLE II
                                   DIRECTORS

      Section 2.1 Duties and Powers. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Company except as otherwise expressly provided by law, the Articles of Incorporation or by these Bylaws.

      Section 2.2 Number and Election of Directors. At any regular meeting or at any special meeting called for that purpose, a majority of the members then serving on the Board of Directors may establish, increase, or decrease the number of directors; provided that the number thereof shall never be less than the minimum or more than the maximum number required by the MGCL or the Articles of Incorporation (as applicable); provided further that the tenure of office of a director shall not be affected by any decrease in the number of directors. Except as otherwise required by the Articles of Incorporation and except as provided in Section 2.3 of these Bylaws, directors shall be elected by a plurality of all votes cast at the annual meetings of stockholders. A director shall hold office for one year or until his successor is duly elected and qualified or until his earlier death, resignation or removal. Directors need not be stockholders. A majority of the Board of Directors shall be Independent Directors (as defined in the Articles of

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Incorporation) except for a period of 60 days after the death, removal or resignation of an Independent Director.

      Section 2.3 Resignations and Removal. Any Director may resign by written notice to the Company, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed with or without cause either (a) by a majority of the Board of Directors, or (b) at a meeting of Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote generally in the election of Directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.

      Section 2.4 Vacancies. Except as required by the Articles of Incorporation, vacancies occurring in the Board of Directors for any reason (including by reason of an increase in the number of directors), may be filled by a majority vote of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a sole remaining director. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Independent Directors shall nominate replacements for vacancies in the Independent Director positions.

      Section 2.5 Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Maryland. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President, the Chairman of the Board of Directors, the Chief Executive Officer, a majority of the directors or a majority of the Independent Directors. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by the MGCL or these Bylaws.

      Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail, or facsimile transmission shall be given at least two days prior to the meeting. Notice by United States mail shall be given at least five days prior to the meeting. Notice by personal delivery, telephone, electronic mail, or facsimile transmission (with receipt of appropriate confirmation) shall be deemed given on the day sent. Notice by United States mail shall be deemed given three days after it is deposited in the United States mail properly addressed, with postage prepaid thereon. Notice by courier shall be deemed to be given one business day after it is deposited with or delivered to a courier. and shall be deemed to be given when deposited in the United States mail properly addressed, with postage prepaid thereon.

      Section 2.6 Quorum. Except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors (and, when necessary, a majority of all Independent Directors) shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a

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quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than by an announcement at the meeting, until a quorum shall be present. The directors present at a meeting that has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum present.

      Section 2.7 Action by Consent; Meetings by Telephone or Similar Communications. Unless otherwise provided by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all the members of the Board of Directors consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors. Directors may participate in meetings by means of a conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other at the same time, and participation by such means shall be conclusively deemed to constitute presence in person at such meeting.

      Section 2.8 Compensation. By resolution of the Board of Directors, directors may be allowed a fee and expenses for attendance at meetings. Nothing herein shall preclude directors from serving the Company in other capacities and receiving compensation for such other services.

      Section 2.9 Reliance. Each director, officer, employee and agent of the Company shall, in the performance of his duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Company, regardless of whether such counsel or expert may also be a director.

      Section 2.10 Certain Rights of Directors, Officers, Employees and Agents. The directors shall have no responsibility to devote their full time to the affairs of the Company. Any director or officer of the Company, in his personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to, or in competition with those of or relating to the Company, subject to the provisions of the Articles of Incorporation.

                                  ARTICLE III
                                   COMMITTEES

      Section 3.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Audit Committee, a Compensation Committee, a Conflicts Committee, a Governance and Nominating Committee, one or more Advisory Committees or such other committees as the Board of Directors shall designate, each committee to consist of one or more of the directors of the Company. The Audit Committee, Compensation Committee and Conflicts Committee when and if formed, shall consist solely of Independent Directors. All other committees must consist of a majority of Independent Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall

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have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except those powers that are reserved for the entire Board of directors under the MGCL, the Articles of Incorporation or these Bylaws. All committees shall be subject to the Articles of Incorporation.

      Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of such committee shall provide. Committee meetings may be called by the Chairman of the Board, the Chief Executive Officer, the President, the chairman of the committee, if any, or any two or more committee members. Notice for such meetings shall be made as contemplated by Section 2.5 hereof. A waiver of notice in writing, signed by the committee member entitled to such notice and filed with the records of the meeting whether before or after the holding thereof, or actual attendance at the committee meeting, shall be deemed equivalent to the giving of such notice to such committee member. Each committee shall keep regular minutes of its meetings and deliver such minutes to the Board of Directors. With respect to each committee, a majority of its members shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of such committee.

      Section 3.3 Composition; Tenure. Subject to Section 3.1 hereof and the Articles of Incorporation, the Board of Directors shall have the exclusive power at any time, through the approval by the affirmative vote of a majority of the entire Board of Directors, to appoint directors to, fill vacancies in, change the membership of, or discharge any committee. Each member of a committee shall continue as a member thereof until the expiration of his or her term as a director, or his or her earlier death, resignation as a member of such committee or as a director, unless sooner removed as a member of such committee by a vote of a majority of the Board of Directors or as a director in accordance with these Bylaws.

      Section 3.4 Action by Consent; Meetings by Telephone or Similar Communications. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings. The members of any committee which is designated by the Board of Directors may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other at the same time, and participation by such means shall be conclusively deemed to constitute presence in person at such meeting.

                                   ARTICLE IV
                                    OFFICERS

      Section 4.1 General. The officers of the Company shall be chosen annually by the Board of Directors and shall include a President, a Chief Executive Officer, a Treasurer and a Secretary. The Board of Directors, in its discretion, may also choose a Chairman of the Board, one or more Vice Presidents, a Chief Executive Officer, a Chief Financial Officer, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Articles of Incorporation or these Bylaws.

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The officers of the Company need not be stockholders of the Company, nor need such officers be directors of the Company. Each officer shall hold office until his successor is elected and qualifies or until his earlier death, resignation or removal in the manner hereinafter provided. Election of an officer or agent shall not itself create contract rights between the Company and such officer or agent. The officers of the Company shall have such powers and duties set forth below (if applicable) and as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

      Section 4.2 Removal and Resignation. Any officer or agent of the Company may be removed by a majority of the Board of Directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company.

      Section 4.3 Vacancies. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

      Section 4.4 Chief Executive Officer. The Board of Directors shall designate a Chief Executive Officer. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board of Directors, and for the management of the business and affairs of the Company.

      Section 4.5 Chairman of the Board. The Board of Directors may designate a Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present. The Chairman of the Board shall perform such other duties as may be assigned to him or her by the Board of Directors.

      Section 4.6 Chief Operating Officer. The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall perform all duties incident to the office of Chief Operating Officer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

      Section 4.7 President. In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Company. In the absence of the designation of a Chief Operating Officer by the Board of Directors, the President shall be the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

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      Section 4.8 Vice Presidents. In the absence of the President and the Chief
Operating Officer or in the event of a vacancy in such offices, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) may perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. The Board of Directors may designate one or more vice presidents as Executive Vice President, Senior Vice President or as Vice President for particular areas of responsibility.

      Section 4.9 Secretary. The Secretary shall (i) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the Company; (iv) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (v) have general charge of the share transfer books of the Company; and (vi) in general perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors.

      Section 4.10 Chief Financial Officer; Treasurer. The Chief Financial Officer and the Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Chief Financial Officer or the Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires an account of transactions and of the financial condition of the Company. The offices of Chief Financial Officer and Treasurer may be filled by the same person.

      Section 4.11 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers may, in the absence or disability of the Secretary or Treasurer, respectively, perform the duties and exercise the powers of the Secretary or Treasurer, as applicable, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 4.12 Salaries. The salaries of officers shall be fixed from time to time by the Board of Directors (or an appropriately designated committee of the Board of Directors) and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Company.

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                                   ARTICLE V
                                     STOCK

      Section 5.1 Certificates. Shares of stock of the Company may be uncertificated. At the time of issuance or transfer of uncertificated shares, the Company shall send the stockholder a written statement containing the information required by the MGCL. If the shares of stock of the Company are represented by certificates, such certificates must be signed by the President, Chairman or other officer designated by the Board of Directors and countersigned by the Secretary. Such signatures may be executed in facsimile, engraved or printed. A certificate is valid and may be issued whether or not any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer before the certificate is issued. Said certificates of stock shall comply with the MGCL and otherwise be in such form as the Board of Directors may from time to time prescribe.

      Section 5.2 Transfers; Registered Stockholders. Subject to the Articles of Incorporation and all of the terms and conditions contained therein, shares of the Company may be transferred by surrender of the certificate therefor, duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to transfer the same. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by MGCL.

      Section 5.3 Lost, Destroyed or Stolen Certificates. The Company may, in its sole discretion, issue a new certificate in place of any certificate for shares previously issued that is lost, destroyed or stolen. The Company may require that the registered owner of the certificate: (i) make proof in affidavit form that a previously issued certificate for shares has been lost, destroyed, or stolen; (ii) request the issuance of a new certificate before the Company has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) give a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Board of Directors may direct, in its sole discretion, to indemnify the Company (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and (iv) satisfy any other reasonable requirements, including any fees and expenses, imposed by the Board of Directors.

         When a certificate has been lost, destroyed or stolen and the stockholder of record fails to notify the Company within a reasonable time after he has notice of it, if the Company registers a transfer of the shares represented by the certificate before receiving such notification, the stockholder of record is precluded from making any claim against the Company for the transfer or for a new certificate.

      Section 5.4 Closing of Transfer Books or Fixing of Record Date. The Board of Directors may (i) set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose, (such record date, in any case, may not be prior to the close of business on the day the record date is fixed and shall be not

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more than 90 days before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken); or (ii) in lieu of fixing a record date, direct that the stock transfer books be closed for a period not greater than 20 days. In the case of a meeting of the stockholders, the record date or the date set for the closing of the stock transfer books shall be at least 10 days before the date of such meeting.

      If no record date is fixed and stock transfer books are not closed for the determination of stockholders: (i) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of (a) the close of business on the day on which the notice of meeting is mailed or (b) the 30th day before the meeting; and (ii) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted.

      When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

                                   ARTICLE VI
                                     NOTICES

      Section 6.1 Notices. Whenever written notice is required by law, the Articles of Incorporation or these Bylaws to be given to any stockholder or director, such notice may be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to such stockholder or director at his or her address as it appears on the records of the Company. Notice by personal delivery, telephone, electronic mail, or facsimile transmission (with receipt of appropriate confirmation) shall be deemed given on the day sent. Notice by United States mail shall be deemed given three days after it is deposited in the United States mail properly addressed, with postage prepaid thereon. Notice by courier shall be deemed to be given one business day after it is deposited with or delivered to a courier.

      Section 6.2 Waivers of Notice. Whenever any notice is required by law, the Articles of Incorporation or these Bylaws to be given to any director or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII
                                 INDEMNIFICATION

      The Company shall indemnify directors, officers, employees and agents, and advance expenses to the same, to the fullest extent permitted by applicable law and the Articles of Incorporation. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation,

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partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, regardless of whether the Company would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VII. The indemnification shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

      Section 8.1 Amendment of Bylaws. Subject to the Articles of Incorporation, these Bylaws may be amended, altered or repealed, in whole or in part, at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors then in office.

      Section 8.2 Contracts and Disbursements. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Company when authorized or ratified by action of the Board of Directors. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section 8.3 Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

      Section 8.4 Corporate Seal. The Board of Directors may authorize the adoption of a seal by the Company. The corporate seal shall have inscribed thereon the name of the Company. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

      Section 8.5 Investment Policy. Subject to the provisions of the Articles of Incorporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Company as it shall deem appropriate in its sole discretion.

      Section 8.6 Voting of Shares Held. Unless otherwise provided by resolution of the Board of Directors, the President or such other officer designated by the Board of Directors may from time to time appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the vote which the Company may be entitled to cast as a shareholder or otherwise in any other corporation, partnership, limited liability company, or joint venture, any of whose securities may be held by the Company, at meetings of the holders of the shares or other securities of such other corporation, partnership, limited liability company, or joint venture or to consent in writing to any action by any such other corporation, partnership, limited liability company or joint venture; and the President shall instruct the person or persons

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so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Company, and under its corporate seal or otherwise, such written proxies, consents, waivers, or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the President may himself attend any meetings of the holders of shares of other securities of any such other corporation, partnership, limited liability company, or joint venture and there vote or exercise any or all power of the corporation as the holder of such shares or other securities of such other corporation, partnership, limited liability company or joint venture.

      Section 8.7 Distributions to Stockholders. Dividends and distributions upon the equity stock of the Company may be authorized by the Board of Directors, subject to the provisions of applicable law and the Articles of Incorporation. Dividends and other distributions may be paid in cash, property or stock of the Company, subject to any restrictions in applicable law and the Articles of Incorporation. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Company available for dividends or other distributions, such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing any property of the Company or for such other purpose as the Board of Directors shall determine to be in the best interests of the Company, and the Board of Directors may modify or abolish any such reserve.

As adopted on _________  __, 2004.

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